SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore

(State or Other Jurisdiction of Incorporation)

0-23354	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989

(Address of Principal Executive Offices)	(Zip Code)

(65) 6890-7188

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.01
EXHIBIT 5.01

Item 5. Other Events.

     On July 22, 2004, Flextronics International Ltd. entered into an underwriting agreement with Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters, providing for the public offering of 24,330,900 of its ordinary shares at a public offering price of $12.50 per share.

     The offered shares are registered under a “universal shelf” registration statement that was declared effective by the Securities and Exchange Commission on August 28, 2002.

     The underwriting agreement between Flextronics and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters, and an opinion of counsel related to the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

     This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there by any sale of these shares in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Exhibit Title
1.01	Underwriting Agreement dated as of July 22, 2004 between Flextronics International Ltd. and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters.

5.01	Legal opinion of Allen & Gledhill dated as of July 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: July 26, 2004	By:	/s/ Robert R.B. Dykes
Robert R.B. Dykes
President, Systems Group and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.01	Underwriting Agreement dated as of July 22, 2004 between Flextronics International Ltd. and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters.

5.01	Legal opinion of Allen & Gledhill dated as of July 26, 2004.